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EXHIBIT 21.1

AECOM Global, Inc., a Delaware Corporation
AECOM, Inc., a Delaware Corporation
AECOM Technical Services, Inc., a California Corporation
AECOM USA, Inc., a New York Corporation
National Security Programs, Inc., a Virginia Corporation
Tishman Construction Corporation, a Delaware Corporation
Tishman Construction Corporation of New York, a Delaware Corporation
URS Energy & Construction, Inc., an Ohio Corporation
URS Corporation, a Nevada Corporation
URS Group Inc. a Delaware Corporation
Sellafield Limited*
URS Federal Technical Services, Inc., a Delaware Corporation
URS Luxembourg LLP*
EG&G Defense Materials, Inc., a Utah Corporation
URS Corporation Southern, a California Corporation
URS Corporation—Ohio, an Ohio Corporation
URS Holdings, Inc., a Delaware Corporation
URS E&C Holdings, Inc., a Delaware Corporation
URS Global Holdings Inc., a Nevada Corporation
Flint Energy Services, Inc., a Delaware Corporation
J.W. Williams, Inc., a Wyoming Corporation
URS Global Holdings UK Ltd.*
WGI Netherlands BV*
URS Worldwide Holdings UK Limited*
URS Intercontinental Holdings UK Limited*
LLW Repository Limited*
Conex Rentals Corporation*
URS New Zealand Limited*
URS Corporation—North Carolina, a North Carolina Corporation

*
Foreign

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  EXHIBIT 21.1